Exhibit 23.3

                       [ON RYDER SCOTT COMPANY LETTERHEAD]



                               September 22, 1997




Basin Exploration, Inc.
370 Seventeenth Street, Suite 3400
Denver, Colorado 80202

Ladies and Gentlemen:

     We hereby authorize the reference to the following report prepared by Ryder Scott Company in a Registration Statement on Form S-3 for the offering and sale, from time to time, of up to $200,000,000 of Securities, as described in such Registration Statement, and in any prospectus contained therein or filed by Basin Exploration, Inc. with the United States Securities and Exchange
Commission:

     1. Estimate of Reserves, Future Production and Income Attributable to Eugene Island Blocks 64 and 65 as of January 1, 1997, dated January 28, 1997.

     We further consent to the reference to our firm under the caption "Experts" in such Registration Statement and prospectuses, as such Registration Statement may be amended.


                                            /s/Ryder Scott Company
                                            Petroleum Engineers

                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS